SCHEDULE A



Name of Fund                                                        Date Added

Old Mutual Asset Allocation Balanced Portfolio                     July 8, 2004
Old Mutual Asset Allocation Conservative Portfolio                 July 8, 2004
Old Mutual Asset Allocation Growth Portfolio                       July 8, 2004
Old Mutual Asset Allocation Moderate Growth Portfolio              July 8, 2004
Old Mutual Analytic Defensive Equity Fund                          May 11, 2005
Old Mutual Copper Rock Emerging Growth Fund                        May 11, 2005















Dated: May 11, 2005